Exhibit 99.1

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

Consolidated Financial Statements (unaudited)

For the three and six months ended June 30,  2018 and 2017

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

 (in millions of U.S. dollars)

 (unaudited)

	June 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$31.6	$29.1
Restricted cash	1.9	6.1
Accounts receivable - trade, unbilled and other	24.9	52.3
Accounts receivable - related party	32.8	36.6
Current portion of derivative instruments asset	5.9	2.7
Inventory	14.0	17.7
Prepayments and other current assets	10.6	12.2
Total current assets	121.7	156.7

Property, plant, and equipment, net	574.4	603.6
Equity investment in unconsolidated affiliates	160.9	163.6
Power purchase agreements and intangible assets, net	166.3	191.2
Goodwill	21.4	21.4
Derivative instruments asset	2.6	2.8
Other assets	7.0	8.1
Total assets	$1,054.3	$1,147.4

Liabilities
Current liabilities:
Accounts payable	$1.7	$1.7
Related party payables	17.1	27.2
Accrued interest	0.2	0.3
Other accrued liabilities	16.5	23.1
Current portion of long-term debt	78.0	99.5
Current portion of derivative instruments liability	3.8	4.4
Other current liabilities	0.6	1.0
Total current liabilities	117.9	157.2

Long-term debt, net of unamortized discount and deferred financing costs	574.7	616.3
Derivative instruments liability	17.7	19.9
Deferred income taxes	14.9	12.3
Power purchase and fuel supply agreement liabilities, net	22.5	24.1
Other long-term liabilities	46.8	47.6
Total liabilities	794.5	877.4

Commitments and contingencies

Equity
Partners' capital	1,125.0	1,325.8
Accumulated other comprehensive loss	(140.3)	(133.4)
Retained deficit	(931.2)	(1,137.6)
Total APLP Holdings Limited Partnership equity	53.5	54.8
Preferred shares issued by a subsidiary company	206.3	215.2
Total equity	259.8	270.0
Total liabilities and equity	$1,054.3	$1,147.4

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

 (in millions of U.S. dollars)

 (unaudited)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Project revenue:
Energy sales	$31.4	$37.4	$69.8	$71.6
Energy capacity revenue	23.3	23.3	43.3	39.5
Other	11.5	55.7	33.0	97.5
	66.2	116.4	146.1	208.6
Project expenses:
Fuel	15.0	21.3	37.2	47.1
Operations and maintenance	27.3	21.1	48.3	39.4
Depreciation and amortization	21.0	27.6	44.7	55.3
	63.3	70.0	130.2	141.8
Project other income (expense):
Change in fair value of derivative instruments	(0.2)	(2.5)	3.6	(4.2)
Equity in earnings (loss) of unconsolidated affiliates	11.2	(54.5)	23.5	(45.4)
Interest expense, net	(0.4)	(0.6)	(1.0)	(1.1)
	10.6	(57.6)	26.1	(50.7)
Project income (loss)	13.5	(11.2)	42.0	16.1

Administrative and other expenses (income):
Administration	1.1	1.0	1.9	2.0
Interest, net	10.4	13.4	22.0	28.4
Foreign exchange (gain) loss	(3.2)	4.4	(8.0)	6.3
Other expense	4.2	4.2	7.5	8.0
	12.5	23.0	23.4	44.7
Income before income taxes	1.0	(34.2)	18.6	(28.6)
Income tax expense (benefit)	0.6	(22.9)	4.0	(23.3)
Net income (loss)	0.4	(11.3)	14.6	(5.3)
Net income (loss) attributable to preferred shares of a subsidiary company	1.6	2.1	(0.1)	4.3
Net (loss) income attributable to APLP Holdings Limited Partnership	$(1.2)	$(13.4)	$14.7	$(9.6)

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions of U.S. dollars)

 (unaudited)

	June 30,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$14.6	$(5.3)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	44.7	55.3
Stock-based compensation expense	1.2	1.1
Distributions from unconsolidated affiliates	27.3	17.2
Equity in (earnings) loss from unconsolidated affiliates	(23.5)	45.4
Unrealized foreign exchange (gain) loss	(7.9)	6.3
Change in fair value of derivative instruments	(3.6)	4.1
Change in deferred income taxes	2.0	(25.1)
Change in other operating balances
Accounts receivable	31.2	(0.3)
Inventory	3.7	(3.3)
Prepayments, supplies and other assets	6.4	4.1
Accounts payable	(10.8)	(4.7)
Accruals and other liabilities	(5.4)	2.0
Cash flows provided by operating activities	79.9	96.8

Cash flows used in investing activities:
Proceeds from sale of equity investment	(1.1)	-
Purchase of property, plant and equipment	(1.3)	(4.2)
Cash flows used in investing activities	(2.4)	(4.2)

Cash flows used in financing activities:
Dividends paid to Parent	(10.8)	(31.1)
Dividends paid on preferred shares of a subsidiary company	(4.3)	(4.2)
Repurchase of preferred shares of a subsidiary company	(4.5)	-
Cash payments for vested LTIP units withheld for taxes	(0.8)	(0.7)
Repayment of corporate and project-level debt	(58.8)	(56.9)
Cash flows used in financing activities	(79.2)	(92.9)
Net decrease in cash and cash equivalents	(1.7)	(0.3)
Cash, cash equivalents and restricted cash at beginning of period	35.2	26.0
Cash, cash equivalents and restricted cash at end of period	$33.5	$25.7

Supplemental cash flow information
Interest paid	$19.3	$26.3
Taxes paid	$1.9	$2.2
Accruals for construction	$0.1	$1.3